UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2013

Syntroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34490	73-1565725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5416 South Yale Avenue, Suite 400

Tulsa, Oklahoma 74135

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (918)-592-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On December 17, 2013, Renewable Energy Group, Inc. (“REG”), REG Synthetic Fuels, LLC, a wholly-owned subsidiary of REG (“REG Synthetic”), and Syntroleum Corporation (“Syntroleum”) entered into an Asset Purchase Agreement pursuant to which REG Synthetic has agreed to acquire substantially all assets, including all of Syntroleum’s intellectual property and its 50% equity interest Dynamic Fuels LLC, which owns a 75 million gallons per year nameplate capacity renewable diesel manufacturing plant located in Geismar, Louisiana (the “Asset Purchase Agreement”).

As consideration for the asset sale, REG will assume substantially all material liabilities of Syntroleum and Syntroleum will receive 3,796,000 shares of REG common stock, subject to downward adjustment (based on the value of REG common stock at closing, as calculated under the Asset Purchase Agreement) to the extent that Syntroleum’s cash on hand at closing is less than $3.2 million; provided, that, if the per share value of REG’s common stock at closing (as calculated under the Asset Purchase Agreement) is equal to or greater than $12.91, then the number of shares of REG common stock will be equal to (A) $49,000,000, divided by (B) the REG common stock value at closing (as calculated under the Asset Purchase Agreement). The closing of the transaction is conditioned upon Syntroleum’s receipt of the approval of the holders of a majority of Syntroleum’s outstanding shares of common stock and other specified closing conditions. If Syntroleum’s stockholders approve the transaction and the other closing conditions are satisfied or waived, it is expected that the asset sale will close in the first quarter of 2014.

Following the closing of the asset sale and subject to the approval of Syntroleum’s stockholders, Syntroleum intends to liquidate and dissolve in compliance with the applicable provisions of the Delaware General Corporation Law. At closing, Syntroleum will retain a cash reserve equal to the lesser of $5.3 million and the amount of cash on hand at Syntroleum as of closing, which will be used satisfy Syntroleum’s then existing obligations, to fund its operations through the dissolution process, and to preserve, to the extent possible, the value of the consideration received at closing.

In connection with the asset sale, REG has agreed to file with the Securities and Exchange Commission a registration statement on Form S-4, which will include a prospectus with respect to the shares of REG common stock to be issued and a proxy statement for the special meeting of Syntroleum stockholders to vote on the asset sale.

Each of REG, REG Synthetic and Syntroleum have agreed to customary representations, warranties and covenants in the Asset Purchase Agreement. Prior to the closing, except as consented to by REG, Syntroleum has also agreed to continue its operations in the ordinary course of business and, with limited exceptions, not to declare or pay dividends; redeem securities; issue additional securities; amend its organizational documents; increase the compensation due to directors or officers or materially amend or terminate any employment, severance or similar agreements or benefit plans; acquire any other business; sell, license or encumber its assets; incur significant indebtedness; grant equity awards; make substantial capital expenditures; initiate, compromise or settle any material litigation; enter into or amend material contracts; or make material changes in its accounting or tax elections.

Syntroleum is also restricted from soliciting offers related to the sale or merger of Syntroleum. Syntroleum may, however, in response to an unsolicited third party acquisition proposal that Syntroleum’s board of directors reasonably determines in good faith constitutes (or would reasonably be expected to result in) a superior proposal, enter into discussions with that person regarding the acquisition proposal. However, Syntroleum is prohibited from entering into any agreement with respect to any such third party acquisition proposal until after the Asset Purchase Agreement has been terminated following any failure to obtain the required vote of Syntroleum’s stockholders regarding the asset sale transaction contemplated by the Asset Purchase Agreement. Moreover, Syntroleum is required by the Asset Purchase Agreement to hold such a vote of stockholders regardless of the existence of a superior proposal.

The Asset Purchase Agreement contains termination rights for both REG and Syntroleum. Syntroleum has agreed to pay to REG a termination fee of $5 million if:

•	the Asset Purchase Agreement is terminated by REG because Syntroleum has willfully breached its obligation not to solicit other acquisition proposals or Syntroleum fails to recommend and continue to recommend approval of the asset sale by Syntroleum stockholders; or

•	if (i) the asset purchase agreement is terminated because (A) the asset sale was not consummated by the date 150 days following the date on which the registration statement on Form S-4 is first filed with the SEC, (B) Syntroleum’s stockholders do not approve the asset sale, or (C) Syntroleum breaches its representations and warranties under the asset purchase agreement or fails to perform its obligations under the asset purchase agreement, (ii) a third-party acquisition proposal is publicly announced before the stockholder vote on the asset sale and (iii) Syntroleum enters into an agreement for or consummates an acquisition proposal within 12 months of such termination.

The Boards of Directors of REG and Syntroleum have unanimously approved the Asset Purchase Agreement and the transactions contemplated thereby.

A copy of the Asset Purchase Agreement is attached hereto as Exhibit 2.1 and a copy of the joint press release of REG and Syntroleum issued on December 17, 2013 regarding the Asset Purchase Agreement is attached hereto as Exhibit 99.1. Each of the foregoing exhibits is incorporated herein by reference. The description of the Asset Purchase Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Asset Purchase Agreement.

The Asset Purchase Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about REG or Syntroleum. The representations, warranties and covenants contained in the Asset Purchase Agreement were made solely for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Asset Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Asset Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Asset Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of REG or Syntroleum. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in REG’s or Syntroleum’s public disclosures.

Additional Information about the Proposed Transactions and Where to Find It

REG plans to file with the SEC a registration statement on Form S-4 in connection with the proposed transactions, which will include Syntroleum’s preliminary proxy statement and REG’s preliminary prospectus for the proposed transactions. REG and Syntroleum will also file other documents with the SEC relating to the proposed transactions. A definitive proxy statement/prospectus will be mailed to stockholders of Syntroleum. THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT REG, SYNTROLEUM, THE PROPOSED ASSET SALE AND DISSOLUTION AND RELATED MATTERS. BEFORE MAKING ANY VOTING AND INVESTMENT DECISION WITH RESPECT TO THE TRANSACTIONS, INVESTORS AND STOCKHOLDERS OF SYNTROLEUM ARE URGED TO READ THE REGISTRATION STATEMENT AND DEFINITIVE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE. The registration statement, the proxy statement/prospectus and other documents, when filed with the SEC by REG and Syntroleum, can be obtained free of charge through the website maintained by the SEC at www.sec.gov, at REG’s website at www.regi.com under the tab “Investor Relations” and then “Financial Information” and “SEC Filings,” at Syntroleum’s website at www.syntroleum.com under the tab “Investor Relations” and then “SEC Filings,” from Renewable Energy Group Investor Relations, 416 S. Bell Avenue, Ames, Iowa 50010, telephone: 515-239-8091, or from Syntroleum Investor Relations, 5416 S. Yale Ave., Suite 400, Tulsa, Oklahoma 74135, telephone: 281-224-9862.

Participants in the Solicitation

REG and Syntroleum and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Syntroleum stockholders in connection with the proposed transactions. Information regarding the special interests of these directors and executive officers in the proposed transactions will be included in the definitive proxy statement/prospectus referred to above. Additional information regarding Syntroleum’s directors and executive officers is also included in Syntroleum’s proxy statement for its 2013 Annual Meeting of Stockholders, which was filed with the SEC on November 1, 2013. Additional information regarding REG’s directors and executive officers is also included in REG’s proxy statement for its 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2013. These proxy statements are available free of charge at the SEC’s website at www.sec.gov and from Syntroleum and REG by contacting them as described above. Other information about the participants in the proxy solicitation will be contained in the proxy statement/prospectus.

Plan of Dissolution

In connection with the transactions contemplated by the Asset Purchase Agreement, Syntroleum’s Board of Directors unanimously approved a plan of liquidation and dissolution (the “Plan of Dissolution”) pursuant to which Syntroleum would be liquidated and dissolved, subject to consummation of the asset sale and approval of the Plan of Dissolution by Syntroleum’s stockholders.

Pursuant to the Plan of Dissolution, Syntroleum would commence a formal process whereby it would give notice of its dissolution and allow its creditors an opportunity to come forward to make claims for amounts owed to them. Once Syntroleum has complied with the applicable statutory requirements and either repaid its creditors or reserved amounts for payment to its creditors, including amounts required to cover as-yet unknown or contingent liabilities, Syntroleum would distribute any remaining amount of assets less any reserved amounts for the payment of its ongoing expenses, to its stockholders.

The Plan of Dissolution provides that Syntroleum would file a certificate of dissolution with the Secretary of State of the State of Delaware pursuant to Section 275 of the Delaware General Corporation Law, although the timing of such filing is within the absolute discretion of Syntroleum’s Board of Directors. Syntroleum’s dissolution will become effective, in accordance with Section 275 of the Delaware General Corporation Law, upon proper filing of the certificate of dissolution with the Secretary of State or upon such later date as may be specified in the certificate of dissolution, but in no event later than ninety days after the filing. Pursuant to the Delaware General Corporation Law, Syntroleum will continue to exist for at least three years after the dissolution date or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against it, and enabling Syntroleum gradually to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to its stockholders any remaining assets, but not for the purpose of continuing the business for which Syntroleum was organized. Moreover, Syntroleum will continue after such period for the purpose of any then-pending legal actions.

The Plan of Dissolution further provides that Syntroleum’s Board of Directors will liquidate Syntroleum’s remaining assets in accordance with an applicable provision of the Delaware General Corporation Law, including Sections 280 or 281. Without limiting the flexibility of the Board of Directors, Syntroleum’s Board of Directors may, at its option, cause Syntroleum to follow the procedures set forth in Sections 280 and 281(a) of the Delaware General Corporation Law or, alternatively, elect to liquidate and dissolve Syntroleum in accordance with the provisions of Section 281(b) of the Delaware General Corporation Law.

Syntroleum may, from time to time, make liquidating distributions of the remaining cash and assets of Syntroleum not owed or held as security for creditors or held in reserve, if any, in cash or in-kind, to the holders of record of Syntroleum common stock at the close of business on the date that the certificate of dissolution is effective. Such liquidating distributions, if any, will be made to the holders of Syntroleum common stock on a pro rata basis and all determinations as to the time for and the amount and kind of distributions will be made by Syntroleum’s Board of Directors in its absolute discretion, so long as the Board of Directors does not distribute amounts owed to creditors or required to be held as security for creditors by the Delaware Court of Chancery. No assurances can be given that available cash and consideration received in the asset sale will be adequate to provide for Syntroleum’s obligations, liabilities, expenses and claims, or to make any distributions to stockholders.

Under the Plan of Dissolution, Syntroleum’s Board of Directors may modify, amend or abandon the Plan of Dissolution, notwithstanding stockholder approval, to the extent permitted by the Delaware General Corporation Law. However, Syntroleum will not amend or modify the Plan of Dissolution under circumstances that would require additional stockholder solicitations under the Delaware General Corporation Law or the federal securities laws without complying with the Delaware General Corporation Law and the federal securities laws. Syntroleum has no present plans or intentions to modify, amend or abandon the plan of dissolution.

A copy of the Plan of Dissolution is attached hereto as Exhibit 2.2 and is incorporated herein by reference. The description of the Plan of Dissolution contained in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Plan of Dissolution.

Note Regarding Forward-Looking Statements

This Current Report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the timing of the closing of the asset sale. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks associated with obtaining Syntroleum’s stockholder approval and the failure to satisfy other closing conditions to the asset sale; REG’s ability to integrate Syntroleum’s business with its own, changes or events affecting the business, financial condition or results of operations of either Syntroleum or REG prior to the closing of the asset sale; the risk that Syntroleum will discover or incur unanticipated liabilities or expenses in connection with the dissolution that would limit or eliminate distributions to Syntroleum stockholders; and other risks and uncertainties described from time to time in REG’s annual report on Form 10-K, quarterly reports on Forms 10-Q and other periodic filings with the Securities and Exchange Commission and Syntroleum’s annual report on Form 10-K, quarterly reports on Forms 10-Q and other periodic filings with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this press release and neither REG nor Syntroleum undertakes to update any forward-looking statements based on new developments or changes in expectations.

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 7.01.	Regulation FD Disclosure.

Syntroleum is furnishing the investor presentation attached as Exhibit 99.2 to this Current Report on Form 8-K, which Syntroleum may use from time to time in conversations regarding the transactions contemplated by the Asset Purchase Agreement. The presentation may also be posted on the investor relations portion of Syntroleum’s website.

The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of December 17, 2013, by and among REG Synthetic Fuels, LLC, Renewable Energy Group, Inc. and Syntroleum Corporation.*

2.2	Plan of Liquidation and Dissolution of Syntroleum Corporation.

99.1	Joint Press Release of Renewable Energy Group, Inc. and Syntroleum Corporation, dated December 17, 2013

99.2	Investor Presentation, dated as of December 17, 2013.

*	Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain schedules to the Asset Purchase Agreement have been omitted. The registrant hereby agrees to furnish supplementally to the SEC, upon its request, any or all omitted schedules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2013

SYNTROLEUM CORPORATION

By:	/s/ Karen L. Power
Karen L. Power
Senior Vice President/Principal Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of December 17, 2013, by and among REG Synthetic Fuels, LLC, Renewable Energy Group, Inc. and Syntroleum Corporation.*

2.2	Plan of Liquidation and Dissolution of Syntroleum Corporation.

99.1	Joint Press Release of Renewable Energy Group, Inc. and Syntroleum Corporation, dated December 17, 2013

99.2	Investor Presentation, dated as of December 17, 2013.

*	Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain schedules to the Asset Purchase Agreement have been omitted. The registrant hereby agrees to furnish supplementally to the SEC, upon its request, any or all omitted schedules.